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                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-91026, 333-16553, 333-03603, 333-40493, 333-60797, 333-75183
and 333-92987) and the Registration Statements on Form S-3 (Nos. 333-19009, 333-28919, 333-38181, 333-40497, 333-48403, 333-65743 and 333-83051) and
related Prospectuses of our report dated January 26, 1998, except for Notes 3 and 4, as to which the date is January 24, 2000, with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Quintiles Transnational Corp. for the year ended December 31, 1999.


                                              /s/ Ernst & Young LLP

Raleigh, North Carolina
March 28, 2000